CAPRIUS, INC
                                One Parker Plaza
                           Fort Lee, New Jersey 07024




                                                                   April 4, 2000



Mr. Enrique Levy
436 Cape May Street
Englewood, New Jersey 07631


Dear Enrique:

         This letter sets forth our agreement regarding the payment to you of $254,837.50, consisting of:

         1. $249,837.50 representing final payment, including principal and interest accrued, on the Secured Promissory Note issue to you by Caprius, Inc., a Delaware corporation (the "Company"), dated December 28, 1999 (the "Note"), and

         2. $5,000 representing the final compensation for your service as a director to the Company, as authorized by the Board of Directors on October 14, 1999.

         In consideration of the foregoing, you agree to the following:

         1. You are resigning as a director of the Company immediately, and will execute the attached resignation letter memorializing such resignation (the "Resignation Letter").

         2. The above payment represents full payment under the terms of the letter agreement between yourself and the Company, dated January 14, 2000 (the "Letter Agreement"), Section 7 of the Severance and Consulting Agreement between yourself and the Company, dated June 28, 1999 (the "Termination Agreement"), and the Note.

         3. You represent that your security interest under the Note is hereby terminated and you shall execute the attached Forms UCC-3, which represents the termination of your security interest under the Note.

         4. You represent that except with respect to the payment described herein, the terms and conditions of the Termination Agreement and the Letter Agreement shall remain in full force and effect.

         Please respond to this letter agreement by sending via facsimile executed copies of this agreement, the attached Forms UCC-3 and the Resignation Letter to the Company and the Company's counsel, Thelen Reid & Priest LLP, c/o Arjun Kampani, Esq. 40 West 57th Street, New York, New York 10024 (facsimile number: (212) 603-2001) and then sending the originals of each of these documents and the Note by hand delivery or via overnight courier to the Company.

         This letter agreement sets forth the entire agreement between the parties hereto as to the subject matter herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

         In the event any provision of this letter agreement is invalid, illegal or unenforceable, the remainder of hereof shall be construed without taking into effect such invalid, illegal or unenforceable provision.

         This letter agreement shall be governed by the laws of the State of New York.

         Please signify your agreement to the foregoing by executing and returning the letter as described above.

                                            Very truly yours,

                                            CAPRIUS, INC.


                                             By: /s/ George Aaron
                                                --------------------------------
                                                Name:   George Aaron
                                                Title:  President



This 4th day of April, 2000

/s/ Enrique Levy
--------------------------------
Enrique Levy

                                                   April 3, 2000


The Board of Directors of
Caprius, Inc.
1 Parker Plaza
Fort Lee, New Jersey  07024



Gentlemen:

         I hereby resign as Director of Caprius, Inc., effective as of the date hereof.



                                                  Sincerely,

                                                  /s/ Enrique Levy
                                                  -----------------
                                                  Enrique Levy